UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 15, 2018

Date of Report (date of earliest event reported)

Modular Medical, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-49671	87-0620495
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17995 Bear Valley Lane

Escondido CA 92027

(Address of principal executive offices)

949-370-9062

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01           CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 15, 2018, Modular Medical, Inc. (the “Registrant”) engaged Farber Hass Hurley LLP (“FHH”) as the Registrant's independent accountants to report on the Registrant's fiscal year ending March 31, 2018.

During the Registrant’s two most recent fiscal years and any subsequent interim period prior to the engagement of FHH, neither the Registrant nor anyone on the Registrant's behalf consulted with FHH regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements and neither a written report not oral advice was provided that FHH concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement between the Registrant and its predecessor auditor as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Modular Medical, Inc.

Date: January 18, 2018	By:	/s/ Paul M. DiPerna

Paul M. DiPerna
Chief Executive Officer
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